Exhibit 5.1

November 4, 2011

SWS Group, Inc.

1201 Elm Street

Suite 3500

Dallas, Texas 75270

Re:	SWS Group, Inc. Shelf Registration Statement filed on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SWS Group, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Selling Stockholders (as such term is used in the Registration Statement) from time to time, pursuant to Rule 415 under the Securities Act, of up to 17,391,304 shares of the Company’s common stock (the “Common Stock”), $0.10 par value per share, that may be issued upon the exercise of warrants or the conversion of shares of Non-Voting Perpetual Participating Preferred Stock, Series A, par value $1.00 per share (the “Series A Preferred Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The opinion expressed herein is limited to the Delaware General Corporation Law, as currently in effect (the “DGCL”), applicable provisions of the Constitution of the State of Delaware, as currently in effect (the “Delaware Constitution”), and judicial decisions reported as of the date hereof that interpret the DGCL and such applicable provisions of the Delaware Constitution (collectively, “Delaware Law”).

In our capacity as your counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, Restated By-laws and Certificate of Designations of the Non-Voting Perpetual Participating Preferred Stock, Series A (the “Certificate of Designations”) of the Company, each as amended and/or restated as of the date hereof; (ii) certain resolutions of the board of directors of the Company related to the filing of the Registration Statement, the offering of the Common Stock, and related matters; (iii) the Registration Statement and all exhibits thereto; (iv) the specimen Common Stock certificate; (v) the form of warrant; (vi) a certificate executed by an officer of the Company, dated as of the date hereof; and (vii) such other records, documents and instruments as we considered appropriate for purposes of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion stated herein, we have, without independent third party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company. Finally, we have assumed that any certificates representing the shares of Common Stock, when issued, will comply with Delaware Law, the Restated Certificate of Incorporation, the Restated By-laws and the Certificate of Designations of the Company.

SWS Group, Inc.

November 4, 2011

In connection with this opinion, we have assumed that (i) the Company will continue to be incorporated and in existence and good standing under the DGCL; (ii) the Registration Statement and any amendments thereto remain effective and any post-effective amendments will have become effective; (iii) if necessary, a Prospectus Supplement (the “Prospectus Supplement”) under the Securities Act will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) properly describing any underwritten offering of the Common Stock; (iv) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued; (v) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered (or deemed to be delivered) to the purchaser of the Common Stock as required in accordance with applicable law; (vi) all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (vii) if necessary, a definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Selling Stockholders and the other parties thereto and will be enforceable obligations of the parties thereto.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that the Common Stock, when issued upon the due exercise of the warrants or the conversion of the Series A Preferred Stock in accordance with the respective terms thereof, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP